
              <ARTICLE>5
              <LEGEND>
              This  schedule  contains  summary financial  information
              extracted from the
              consolidated  financial  statements  of  T.  Rowe  Price
              Realty Income Fund IV,
              America's  Sales-Commission-Free  Real   Estate  Limited
              Partnership included in
              the accompanying Form  10-K for the year  ended December
              31, 1995 and is qualified
              in  its  entirety   by  reference   to  such   financial
              statements.
              </LEGEND>
              <CIK> 0000826315
              <NAME>  T. ROWE PRICE  REALTY INCOME FUND  IV, AMERICA'S
              SALES-COMMISS

              <PERIOD-TYPE>                   YEAR
              <FISCAL-YEAR-END>                          DEC-31-1995
              <PERIOD-START>                             JAN-01-1995
              <PERIOD-END>                               DEC-31-1995
              <CASH>                                       1,733,000
              <SECURITIES>                                         0
              <RECEIVABLES>                                  990,000
              <ALLOWANCES>                                   367,000
              <INVENTORY>                                          0
              <CURRENT-ASSETS>
              0<F1>
              <PP&E>                                      26,797,000
              <DEPRECIATION>                               3,848,000
              <TOTAL-ASSETS>                              25,562,000
              <CURRENT-LIABILITIES>
              0<F1>
              <BONDS>                                              0
              <COMMON>                                             0
              <PREFERRED-MANDATORY>                                0
              <PREFERRED>                                          0
              <OTHER-SE>
              24,051,000<F2>
              <TOTAL-LIABILITY-AND-EQUITY>                25,562,000
              <SALES>                                              0
              <TOTAL-REVENUES>                             3,706,000
              <CGS>                                                0
              <TOTAL-COSTS>                                2,452,000
              <OTHER-EXPENSES>                                     0
              <LOSS-PROVISION>                               269,000
              <INTEREST-EXPENSE>                                   0
              <INCOME-PRETAX>                                985,000
              <INCOME-TAX>                                         0
              <INCOME-CONTINUING>                            985,000












              <DISCONTINUED>                                       0
              <EXTRAORDINARY>                                      0
              <CHANGES>                                            0
              <NET-INCOME>                                   985,000
              <EPS-PRIMARY>
              0<F3>
              <EPS-DILUTED>                                        0

              <F1>Notcontainedinregistrant'sunclassifiedbalance sheet.
              <F2>Partners' Capital.
              <F3>Not applicable.  Net income per  limited partnership
              unit is $1.27.